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                          EXPENSE LIMITATION AGREEMENT


THIS EXPENSE LIMITATION AGREEMENT is made as of the 31st day of March, 1999, by and between BT INVESTMENT FUNDS, a Massachusetts Business trust (the "Trust"), ASSET MANAGEMENT PORTFOLIO and BT INVESTMENT PORTFOLIOS on behalf of ASSET MANAGEMENT PORTFOLIO II and ASSET MANAGEMENT PORTFOLIO III, each a New York trust (each a "Portfolio Trust"), and BANKERS TRUST, a New York corporation (the "Adviser"), with respect to the following:

WHEREAS, the Adviser serves as Investment Adviser to BT Investment Funds, Asset Management Portfolio and BT Investment Portfolios on behalf of Asset Management Portfolio II and Asset Management Portfolio III pursuant to Investment Advisory Agreements dated December 31, 1998, April 8, 1992 and April 28, 1993, respectively, and as re-approved thereafter, and the Adviser serves as the Trust's Administrator pursuant to an Administration and Services Agreement dated October 28, 1992, as amended, (collectively, the "Agreements"); and

WHEREAS, the Adviser has voluntarily agreed, under the Agreements, to waive its fees and reimburse expenses so that the total operating expenses for each of the Trust's series (each a "Fund," collectively the "Funds") and each Portfolio Trust's series (each a "Portfolio," collectively the "Portfolios") will not exceed the percentage of average daily net assets as set forth on Exhibit A; and

WHEREAS, the Trust and the Adviser desire to formalize this voluntary fee waiver and expense reimbursement arrangement for a 16-month period beginning on March 31, 1999 and ending on July 31, 2000.

NOW, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1. The Adviser agrees to waive its fees and reimburse expenses for a 16-month period from March 31, 1999 to July 31, 2000, to the extent necessary so that each Fund's total annual operating expenses do not exceed the percentage of average daily net assets set forth on Exhibit A.


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2.       Upon the termination of the Investment Advisory Agreement or the
         Administration Agreement, this Agreement shall automatically terminate.

3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940 (the "1940 Act") shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Massachusetts.


                                    Exhibit A


                                           Total Fund Operating Expenses
Fund                               (as a percentage of average daily net assets)
----                               ---------------------------------------------

BT Investment Lifecycle Long Range Fund                         1.00%
BT Investment Lifecycle Long Range Fund                         1.00%
BT Investment Lifecycle Long Range Fund                         1.00%




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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.

[SEAL]                                     BT INVESTMENT FUNDS

Attest:
              /s/ Amy M. Olmert            By:          /s/ Daniel O. Hirsch
              -----------------                         --------------------
Name:         Amy M. Olmert                Name:        Daniel O. Hirsch
                                           Title:       Secretary

                                           ASSET MANAGEMENT PORTFOLIO

Attest:       /s/ Amy M. Olmert            By:          /s/ Daniel O. Hirsch
              -----------------                         --------------------
Name:         Amy M. Olmert                Name:        Daniel O. Hirsch
                                           Title:       Secretary

                                           BT INVESTMENT PORTFOLIOS
                                           On behalf of:
                                           ASSET MANAGEMENT PORTFOLIO II
                                           ASSET MANAGEMENT PORTFOLIO III

Attest:       /s/ Amy M. Olmert            By:          /s/ Daniel O. Hirsch
              -----------------                         --------------------
Name:         Amy M. Olmert                Name:        Daniel O. Hirsch
                                           Title:       Secretary

                                           BANKERS TRUST

Attest:       /s/ Amy M. Olmert            By:          /s/ Ross Youngman
              -----------------                         -----------------
Name:         Amy M. Olmert                Name:        Ross Youngman
                                           Title:       Managing Director